Exhibit 4.2
SIXTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT
This Sixth Amended and Restated Stockholders’ Agreement (this “Agreement”) is dated as of March 24, 2022, and is among Ibotta, Inc., a Delaware corporation (the “Company”), the individuals and entities listed on Exhibit A (each a “Note Holder,” and, collectively, the “Note Holders”), the individuals and entities listed on Exhibit B (each, a “Prior Investor,” and collectively, the “Prior Investors”) and the individuals listed on Exhibit C (each a “Common Holder” and collectively, the “Common Holders”).
RECITALS
A.The Company, the Common Holders and the Prior Investors are parties to that certain Fifth Amended and Restated Stockholders’ Agreement dated as of July 30, 2019 (the “Prior Agreement”).
B.The Company, the Common Holders and the Prior Investors desire to amend and restate the Prior Agreement to add as a party hereto the Note Holders purchasing convertible unsecured subordinated promissory notes (the “Notes”) pursuant to the Note Purchase Agreement of even date herewith, as may be amended from time to time (the “Purchase Agreement” and such transaction, the “Financing”) and to make certain other changes in connection with the issuance of the Notes, and it is a condition to the closing of the Financing that the Prior Investors, the Common Holders and the Company execute and deliver this Agreement.
C.Pursuant to Section 6.11 of the Prior Agreement, the Prior Agreement may be amended with a written instrument referencing the Prior Agreement and signed by the Company, the holders of a majority of the outstanding shares of Common Stock held by all the Common Holders and the Holders of at least two-thirds (2/3) of the outstanding shares of Preferred Stock (collectively, the “Requisite Parties”).
D.The signatories to this Agreement constitute at least the Requisite Parties.
E.In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the Prior Investors, the Common Holders, the Note Holders and the Requisite Parties hereby agree that, upon the execution of this Agreement by the Company and the Requisite Parties, the Prior Agreement shall be superseded and replaced in its entirety to read as set forth in this Agreement, and the Company, the Prior Investors, the Note Holders and the Common Holders hereby agree to be bound by the provisions hereof and the parties hereto agree as follows:
SECTION 1
DEFINITIONS
1.1Certain Definitions.  For purposes of this Agreement, the following terms have the following meanings:
(a)“Affiliate” shall mean with respect to a specified person, any other person who directly or indirectly controls, is controlled by, or is under common control with such person, including, without limitation, any parent or subsidiary of the person, any of the person’s partners, members or equity owners or retired partners, retired members or equity owners of the person or the estate of any of the foregoing, or any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the person. For purposes hereof, “person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
(b)“Bad Actor Disqualification” means any “bad actor” disqualification described in Rule 506(d)(1)(i) through (viii) under the Securities Act.
(c)“Change of Control Transaction” means either (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) that results in the voting securities of the Company outstanding immediately prior thereto failing to represent immediately after such transaction or series of transactions (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) a majority of the total voting power represented by the outstanding voting securities of the Company, such surviving entity or the entity that controls such surviving entity; or (b) a sale, lease or other conveyance of all or substantially all of the assets of the Company.
(d)“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
(e)“Common Stock” means the common stock of the Company, par value $0.00001 per share.
(f)“Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Preferred Stock (including the subsequent conversion of any shares of Preferred Stock issued upon the conversion of any Notes).
(g)“Convertible Securities” means all then outstanding options, warrants, rights, convertible notes, preferred stock or other securities of the Company directly or indirectly convertible into or exercisable for shares of Common Stock.
(h)“Days” means calendar days; provided that if any day on which a period specified in this Agreement would otherwise terminate falls on a weekend or a federal holiday, the term “day” shall mean the next business day.
(i)“Holder” shall mean any Investor who holds shares of Preferred Stock or Conversion Stock and any holder of Preferred Stock or Conversion Stock to whom the rights conferred by this Agreement have been duly and validly transferred in accordance with Sections 2.1(a) and 6.3 of this Agreement.
(j)“Initial Closing” shall mean the date of the initial purchase of the Notes pursuant to the Purchase Agreement, as may be amended.
(k)“Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.
(l)“Investor” shall mean the Prior Investors, the Note Holders and the Note Stockholders.

(m)“Junior Preferred Stock” shall mean the Series Seed Preferred Stock and Series A Preferred Stock of the Company.
(n)“New Securities” shall have the meaning set forth in Section 3.2(a) of this Agreement.
(o)“Note Shares” shall mean shares of the Company’s capital stock issued upon conversion of the Notes.
(p)“Note Stockholders” shall mean the holders of the Note Shares.
(q)“Preferred Stock” means the Junior Preferred Stock and the Senior Preferred Stock of the Company.
(r) “Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.
(s)“Restricted Securities” shall mean any securities required to bear the first legend set forth in Section 2.1(c).
(t)“Right of First Refusal” shall mean each of the rights of first refusal provided to the Company, the Senior Preferred Holders and the Note Holders in Section 2.2.
(u)“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
(v)“Seller” means any person proposing to Transfer Seller Shares.
(w)“Seller Shares” means all shares of Common Stock or Convertible Securities of the Company owned as of the date hereof by (i) a Prior Investor, (ii) a Note Holder or (iii) a Common Holder as set forth on Exhibit C, in each case as adjusted for any conversion, stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like, or any person or entity who has acquired such shares from such Prior Investor, Note Holder or Common Holder.
(x)“Senior Preferred Holders” shall mean the holders of the Company’s Senior Preferred Stock.
(y)“Senior Preferred Stock” shall mean the Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock of the Company, and any Note Shares which are shares of a series of Preferred Stock.
(z)“SPAC Transaction” means the closing of any merger, acquisition, share transfer, business combination or other material corporate transaction in connection with which the Company, directly or indirectly, acquires, is acquired by, or otherwise combines or consolidates with a special purpose acquisition company (a “SPAC”) or a subsidiary of a SPAC, including any transaction in which a newly formed shell company acquires, directly or indirectly, both the Company and the SPAC.

(aa)“Stockholders” shall mean the Prior Investors, the Common Holders, and the Note Stockholders.
(bb)“Transfer,” “Transferring,” “Transferred,” or words of similar import, mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:
(i)any transfers of Seller Shares by a Seller to such Seller’s spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, mother-in-law or father-in-law, the adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of Seller, or to a trust or trusts for the exclusive benefit of Seller or those members of Seller’s family specified in this Section 1.1(bb)(i) or transfers of Seller Shares by Seller by devise or descent; provided that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller;
(ii)any bona fide gift effected for tax planning purposes, provided that the pledgee, transferee or donee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller;
(iii)in any twelve (12) month period, on a cumulative basis, up to the lesser of (a) 150,000 of the Seller Shares (as may be adjusted from time to time for stock splits, dividends, recapitalizations and the like) and (b) 10% of Seller Shares (calculated as of the date of this Agreement) held by the Seller; provided that the aggregate maximum amount of shares transferable pursuant to this Section 1.1(bb)(iii) shall not exceed 15% of Seller Shares (calculated as of the date of this Agreement and as may be adjusted from time to time for stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like) held by Seller; provided further that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller;
(iv)any transfer not involving a change in beneficial ownership or any transfers involving the distribution without consideration to (A) a constituent partner or a retired partner, or the estate of any such partner, of a Seller that is a partnership; (B) a parent, subsidiary or other affiliate of a Seller that is a corporation; (C) a member or a retired member, or the estate of any such member, or affiliate of any such member, of a Seller that is a limited liability company; or (D) any fund under common control with the Seller; provided that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller;
(v)by operation of law;
(vi)any transfer to the Company pursuant to the terms of this Agreement;
(vii)any repurchase of Seller Shares by the Company pursuant to agreements under which the Company has the option to repurchase such Seller Shares upon the occurrence of certain events, such as termination of employment, or in connection with the exercise by the Company of any rights of first refusal;

(viii)in the case of each of Koch Disruptive Technologies, LLC and KDT Ibotta Holdings, LLC (collectively, “KDT”), a transfer of Seller Shares to any direct or indirect subsidiary of Koch Industries, Inc. or Koch Holdings, LLC; and
(ix)any transfer approved by the Company’s board of directors.
If a Seller plans to make any of the above excepted transfers, then, prior to transferring its Seller Shares, the Seller shall deliver to the Company a written notice stating: (i) Seller’s bona fide intention to make an excepted transfer of its Seller Shares; (ii) the name, address and phone number of each proposed transferee; (iii) the aggregate number of Seller Shares to be transferred to each proposed transferee; and (iv) the section in this Agreement upon which Seller is relying in making an excepted transfer.
(cc)“Voting Party” shall mean any Stockholder, or any person or entity who has acquired Seller Shares from such Stockholder and, therefore, becomes a party to this Agreement in accordance with Sections 2.1(a) and 6.3 of this Agreement.
SECTION 2
RESTRICTIONS ON TRANSFER
2.1Restrictions on Transfer.
(a)The holder of each certificate representing the Restricted Securities (the “Restricted Holder”) by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.1. The Restricted Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2 and Section 4, and:
(i)There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or
(ii)The Restricted Holder shall have given prior written notice to the Company of the Restricted Holder’s intention to make such disposition and, if requested by the Company, shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, the Restricted Holder shall have furnished the Company, at the Restricted Holder’s expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Restricted Holder to the Company.
(b)Notwithstanding the provisions of Section 2.1(a), no such registration statement, opinion of counsel or “no action” letter shall be necessary for (i) a transfer not involving a change in beneficial ownership, (ii) transactions involving the distribution without consideration of Restricted Securities by any Restricted Holder to (w) a parent, subsidiary or other affiliate of the Restricted Holder, if the Restricted Holder is a corporation, (x) any of the Restricted Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Restricted Holder’s partners, members or other equity owners or retired partners, retired members or other equity owners, (y) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Restricted Holder, or (z) a Restricted Holder’s spouse, child, father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law, sister-in-law, grandfather, grandmother, grandchild, cousin, aunt, uncle, niece, nephew, stepchild, or to a trust or other similar estate planning vehicle for the benefit of the Restricted Holder or any such person, if the Restricted Holder is an individual, or (iii) in the case of KDT, a transfer to any direct or indirect subsidiary of Koch Industries, Inc. or Koch Holdings, LLC; provided, in each case, that the Restricted Holder shall give written notice to the Company of the Restricted Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.
(c)Each certificate representing shares of Preferred Stock or Common Stock (including the Conversion Stock) shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AND VOTING RESTRICTIONS, ALL AS SET FORTH IN A SIXTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. BY ACCEPTING ANY INTEREST IN THESE SHARES, THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID SIXTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT.
The Restricted Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.1.
(d)The first legend referring to federal and state securities laws identified in Section 2.1(c) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to the Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of Restricted Securities if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification.
(e)Each Restricted Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of any securities of the Company, or any beneficial interest therein, to any person other than the Company unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any Bad Actor Disqualification, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company.
2.2Right of First Refusal.
(a)Each Stockholder represents and warrants that it is the sole legal and beneficial owner of its Seller Shares and, subject to any restrictions imposed under the Company’s amended and restated certificate of incorporation (the “Restated Certificate”) or bylaws, that no other person or entity has any interest (other than a community property interest) in such Seller Shares. Before a Seller may Transfer any Seller Shares, Seller must comply with the provisions of this Section 2.2.
(b)Prior to a Seller Transferring any of its Seller Shares, Seller shall deliver to the Company and the Senior Preferred Holders a written notice (the “Transfer Notice”), stating: (i) Seller’s bona fide intention to Transfer such Seller Shares; (ii) the name, address and phone number of each proposed purchaser or other transferee (each, a “Proposed Transferee”); (iii) the aggregate number of Seller Shares proposed to be Transferred to each Proposed Transferee (the “Offered Shares”); (iv) the bona fide cash price or, in reasonable detail, other consideration for which Seller proposes to Transfer the Offered Shares (the “Offered Price”), and (v) each Senior Preferred Holder’s right to exercise its Right of First Refusal with respect to the Offered Shares, subject to the Company’s primary Right of First Refusal as set forth in Section 2.2(c).
(c)Exercise by the Company.
(i)For a period of thirty (30) days (the “Initial Exercise Period”) after the date on which the Transfer Notice is, pursuant to Section 6.1, deemed to have been delivered to the Company, the Company shall have the right to purchase all or any part of the Offered Shares on the terms and conditions set forth in this Section 2.2. In order to exercise its right hereunder, the Company must deliver written notice to Seller within the Initial Exercise Period.
(ii)Upon the earlier to occur of (i) the expiration of the Initial Exercise Period or (ii) the time when Seller has received written confirmation from the Company regarding the exercise of its Right of First Refusal pursuant to this Section 2.2, the Company shall be deemed to have made its election with respect to the Offered Shares, and the shares for which the Senior Preferred Holders may exercise their Rights of First Refusal (as described below) shall be correspondingly reduced, if appropriate.

(d)Initial Exercise by the Senior Preferred Holders.
(i)Subject to the limitations of this Section 2.2(d), during the Initial Exercise Period, the Senior Preferred Holders and the Note Holders shall have the right to purchase, in the aggregate, all or any part of the Offered Shares not purchased by the Company pursuant to Section 2.2(c) (the “Remaining Shares”) on the terms and conditions set forth in this Section 2.2. In order to exercise its rights hereunder, such Senior Preferred Holder or Note Holder must provide written notice delivered to Seller within the Initial Exercise Period. For the avoidance of doubt, any Senior Preferred Holder or Note Holder proposing to Transfer Offered Shares shall not be entitled to exercise its Right of First Refusal pursuant to this Section 2.2 with respect to the Transfer of such Offered Shares proposed by such Senior Preferred Holder or Note Holder.
(ii)To the extent the aggregate number of shares that the Senior Preferred Holders and Note Holders desire to purchase (as evidenced in the written notices delivered to Seller) exceeds the Remaining Shares, each Senior Preferred Holder and Note Holder so exercising will be entitled to purchase its pro rata share of the Remaining Shares, which shall be equal to that number of the Remaining Shares that is equal to the product obtained by multiplying (x) the number of Remaining Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and other Convertible Securities into Common Stock) held by such Senior Preferred Holder or Note Holder on the date of the Transfer Notice and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and other Convertible Securities into Common Stock) held on the date of the Transfer Notice by all Senior Preferred Holders and Note Holders exercising their Rights of First Refusal (“Pro Rata ROFR Share”).
(iii)Within five (5) days after the expiration of the Initial Exercise Period, Seller will give written notice to the Company and each Senior Preferred Holder and Note Holder specifying the number of Offered Shares to be purchased by the Company and each Senior Preferred Holder and Note Holder exercising its Right of First Refusal (the “ROFR Confirmation Notice”). The ROFR Confirmation Notice shall also specify the number of Offered Shares not purchased by the Company, the Senior Preferred Holders or the Note Holders, if any, pursuant to Sections 2.2(c) and 2.2(d) (“Unsubscribed Shares”) and shall list each Participating Holder’s (as defined in Section 2.2(e)) Subsequent Pro Rata Share (as described in Section 2.2(e)) of any such Unsubscribed Shares.
(e)Subsequent Exercise by the Senior Preferred Holders and Note Holders. To the extent that there remain any Unsubscribed Shares, each Senior Preferred Holder and Note Holder electing to exercise its right to purchase at least its full Pro Rata ROFR Share of the Remaining Shares under Section 2.2(d) (a “Participating Holder”) shall have a right to purchase all or any part of the Unsubscribed Shares; however, to the extent the aggregate number of shares that the Participating Holders desire to purchase (as evidenced in written notices delivered to the Seller) exceeds the remaining Unsubscribed Shares, each Participating Holder so exercising (an “Electing Participating Holder”) will be entitled to purchase that number of the Unsubscribed Shares that is equal to the product obtained by multiplying (x) the number of Unsubscribed Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and Convertible Securities into Common Stock) held on the date of the Transfer Notice by such Electing Participating Holder and (ii) the denominator of which shall be the number of shares of Common Stock (assuming conversion of all Preferred Stock and Convertible Securities into Common Stock) held on the date of the Transfer Notice by all Electing Participating Holders (“Subsequent Pro Rata Share”). In order to exercise its rights hereunder, such Electing Participating Holder must provide written notice to Seller with a copy to the Company, each Senior Preferred Holder and each Note Holder within seven (7) days after the expiration of the Initial Exercise Period (the “Subsequent Exercise Period”).
(f)The purchase price for the Offered Shares to be purchased by the Company, a Senior Preferred Holder or a Note Holder exercising its Right of First Refusal pursuant to this Section 2.2 will be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the board of directors of the Company in good faith, which determination will be binding upon the Seller, the Company and/or each Senior Preferred Holder and/or each Note Holder exercising its Right of First Refusal pursuant to this Section 2.2, absent fraud or error.
(g)Subject to compliance with applicable state and federal laws, the Company, a Senior Preferred Holder or a Note Holder exercising its Right of First Refusal pursuant to this Section 2.2 shall effect the purchase of all or any portion of the Offered Shares, including the payment of the purchase price, within ten (10) days after the later of (i) delivery of the ROFR Confirmation Notice or (ii) expiration of the Subsequent Exercise Period. Payment of the purchase price will be made, at the option of the party exercising its Right of First Refusal, (i) in cash (by check), (ii) by wire transfer, (iii) by cancellation of all or a portion of any outstanding indebtedness of Seller to the Company, as applicable, or (iv) by any combination of the foregoing. Upon payment of the purchase price, Seller shall deliver to each of the Company, the Senior Preferred Holders and the Note Holders exercising their Rights of First Refusal, one or more certificates, properly endorsed for transfer, representing such Offered Shares so purchased.
(h)Any Seller Shares not purchased by the Company pursuant to the Right of First Refusal hereunder will continue to be subject to all other restrictions imposed upon such Seller Shares under this Agreement and by law, including any restrictions imposed under the Restated Certificate or the Company’s bylaws, or by agreement.
(i)The Rights of First Refusal provided by this Section 2.2 will terminate upon the earliest to occur of (i) the approval of the board of directors of the Company, including at least one of the Series B Preferred Designee (as defined below) and Series D Preferred Designee (as defined below), (ii) the dissolution or winding-up of the Company, (iii) immediately prior to the Company’s Initial Public Offering or (iv) immediately prior to the effective date of a Change of Control Transaction.
(j)Notwithstanding Section 6.11, the Rights of First Refusal of the Senior Preferred Holders and Note Holders may be waived by the written consent of (i) the Holders of at least two-thirds (2/3) of the outstanding shares of Senior Preferred Stock and (ii) the Investor Majority (as such term is defined in the Purchase Agreement), provided, however, that such provision may not be waived (either generally or in a particular instance and either retroactively or prospectively), with respect to any Senior Preferred Holder or Note Holder without the written consent of such Senior Preferred Holder or Note Holder, unless such amendment or waiver applies to all Senior Preferred Holders and Note Holders in the same fashion (it being agreed that a waiver of the provisions of Section 2.2 with respect to a particular Transfer shall not be deemed to apply to all Senior Preferred Holders and Note Holders in the same fashion if certain Senior Preferred Holders and Note Holders, by agreement with the Company or Seller, and notwithstanding such waiver, exercise such Senior Preferred Holders’ and Note Holders’ Rights of First Refusal, and provided further, for the avoidance of doubt, that any waiver of the Senior Preferred Holders’ and Note Holders’ Rights of First Refusal which results in an allocation to a Senior Preferred Holder or Note Holder in excess of a Pro Rata ROFR Share or Subsequent Pro Rata Share for such Senior

Preferred Holder or Note Holder shall not be deemed to apply to all Senior Preferred Holders and Note Holders in the same fashion).
(k)If any of the Offered Shares remain available after the exercise of all Rights of First Refusal, then the Seller shall be free to Transfer, subject to Section 2.1 of this Agreement, any such remaining shares to the Proposed Transferee at the Offered Price or a higher price in accordance with the terms set forth in the Transfer Notice; provided, however, that if the Offered Shares are not so Transferred during the 70-day period following the deemed delivery of the Transfer Notice, then Seller may not Transfer any of such remaining Offered Shares without complying again in full with the provisions of this Agreement.
2.3Market Stand-Off Agreement. Each Stockholder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Stockholder (other than those included in the registration) during the one hundred and eighty (180) day period following the effective date of the registration statement for the Company’s Initial Public Offering filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this Section 2.3 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.1(c) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred and eighty (180) day (or other) period. To the extent that this Section 2.3 conflicts with a provision of any other agreement to which the Stockholder is party, this Section 2.3 shall govern. Each Stockholder agrees to execute a market stand-off agreement with said underwriters in customary form consistent with the provisions of this Section 2.3.
SECTION 3
STOCKHOLDERS’ RIGHT OF FIRST REFUSAL
3.1Stockholders’ Right of First Refusal.  The Company hereby grants to each of the Stockholders and Note Holders the right of first refusal (the “Stockholders’ Right of First Refusal”) to purchase its pro rata share of New Securities (as defined in Section 3.2(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. Each Stockholder’s and Note Holder’s pro rata share, for purposes of this Stockholders’ Right of First Refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Stockholder or Note Holder immediately prior to the issuance of New Securities (assuming full conversion of the Preferred Stock and full conversion or exercise of all outstanding convertible securities, rights, options and warrants, including but not limited to the Notes, held by such Stockholder or Note Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Preferred Stock and full conversion or exercise of all outstanding convertible securities, rights, options and warrants, including but not limited to the Notes).

3.2Other Terms. The Stockholders’ Right of First Refusal set forth in this Section 3 shall be subject to the following provisions:
(a)“New Securities” shall mean Additional Shares of Common (as defined in Article V, Section 4(d) of the Restated Certificate, as amended from time to time). Notwithstanding anything herein to the contrary, upon the written consent of (w) the holders of a majority of the outstanding shares of Common Stock held by all the Common Holders, (x) the Holders of at least two-thirds (2/3) of the outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, (y) for purposes of the Stockholders’ Right of First Refusal held by the Holders of the Series D Preferred Stock only, the Holders of at least two-thirds (2/3) of the outstanding shares of Series D Preferred Stock, and (z) for purposes of the Stockholders’ Right of First Refusal held by the Note Holders only, the Investor Majority (as such term is defined in the Purchase Agreement), either before or after the issuance of the New Securities, any and all securities of the Company to be sold in an equity financing of the Company after the date of this Agreement may be excluded from the definition of New Securities. Any such waiver and exclusion shall bind all Stockholders.
(b)In the event the Company proposes to undertake an issuance of New Securities, it shall give each Stockholder and Note Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Stockholder and Note Holder shall have ten (10) days after any such notice is mailed or delivered (the “Election Period”) to agree to purchase such Stockholder’s or Note Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, and stating therein the quantity of New Securities to be purchased.
(c)In the event the Stockholders and Note Holders fail to exercise fully the Stockholders’ Right of First Refusal and over-allotment rights, if any, within the Election Period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Stockholders’ Right of First Refusal option set forth in this Section 3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Stockholders and Note Holders delivered pursuant to Section 3.2(b). In the event the Company has not sold the New Securities within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Stockholders in the manner provided in this Section 3.
(d)For purposes of this Section 3, a Stockholder or Note Holder may elect to exercise its Stockholders’ Right of First Refusal in connection with the issuance of any New Securities in its individual capacity or through one or more of its Affiliates. To the extent a Stockholder or Note Holder purchases New Securities through one or more of its Affiliates, whether before or after the effectiveness of this Agreement, such purchase of New Securities by any such Affiliate shall be deemed to satisfy such Stockholder’s or Note Holder’s rights under this Section 3.
(e)The Stockholders’ Right of First Refusal provided by this Section 3 will terminate upon the earliest to occur of (i) the dissolution or winding-up of the Company, (ii) immediately prior to the Company’s Initial Public Offering, or (iii) immediately prior to the effective date of a Change of Control Transaction.

SECTION 4
VOTING
4.1Certain Definitions.  Voting Shares (as defined below) “held” by a Voting Party shall mean any Voting Shares directly or indirectly owned (of record or beneficially) by such Voting Party or as to which such Voting Party has voting power. “Vote” shall include any exercise of voting rights whether at an annual or special meeting or by written consent or in any other manner permitted by applicable law. A “majority-in-interest” of either the holders of Common Stock or holders of Preferred Stock shall mean the holders of a majority of the Common Stock (determined on an as-converted basis) then held by such group. A “two-thirds-in-interest” of holders of Preferred Stock shall mean the holders of at least two-thirds (2/3) of the Common Stock (determined on an as-converted basis) then held by such group.
4.2General.  The Voting Parties each agree to vote all shares of the Company’s voting securities now or hereafter owned by them, whether beneficially or otherwise, or as to which they have voting power (the “Voting Shares”) in accordance with the provisions of this Section 4.
4.3Election of Series D Preferred Director.  During the term of this Section 4, and so long as at least 500,000 shares of the Company’s Series D Preferred Stock are issued and outstanding, each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) as a member of the Company’s board of directors the Series D Preferred Designee (as defined below) as the Series D Director (as defined in the Restated Certificate).
4.4Election of Series C Preferred Director. During the term of this Section 4, and so long as at least 500,000 shares of the Company’s Series C Preferred Stock are issued and outstanding, each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) as a member of the Company’s board of directors the Series C Preferred Designee (as defined below) as the Series C Director (as defined in the Restated Certificate).
4.5Election of Series B Preferred Director. During the term of this Section 4, and so long as at least 500,000 shares of the Company’s Series B Preferred Stock are issued and outstanding, each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) as a member of the Company’s board of directors the Series B Preferred Designee (as defined below) as the Series B Director (as defined in the Restated Certificate).
4.6Election of Series Seed and Series A Preferred Director. During the term of this Section 4, and so long as at least 500,000 shares of the Company’s Series Seed Preferred Stock and Series A Preferred Stock are issued and outstanding, each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) as a member of the Company’s board of directors the Series Seed and Series A Preferred Designee (as defined below) as the Series Seed and Series A Director (as defined in the Restated Certificate).
4.7Election of Common Directors. During the term of this Section 4, each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) as members of the Company’s board of directors the two Common Designees (as defined below) as the Common Directors (as defined in the Restated Certificate).

4.8Election of Additional Director. During the term of this Section 4, each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) as a member of the Company’s board of directors the Mutual Designee (as defined below).
4.9Designation of Directors.  The designees to the Company’s board of directors described above (each a “Designee”) shall be selected as follows:
(a)The “Series D Preferred Designee” shall be chosen by KDT;
(b)The “Series C Preferred Designee” shall be chosen by the Clark Jermoluk Founders Fund I LLC;
(c)The “Series B Preferred Designee” shall be chosen by the holder(s) of a majority of the outstanding shares of Series B Preferred Stock;
(d)The “Series Seed and Series A Preferred Designee” shall be chosen by the holder(s) of a majority of the outstanding shares of Series Seed Preferred Stock and Series A Preferred Stock, voting together as a separate class;
(e)The two “Common Designees” shall be chosen by the holder(s) of a majority of the outstanding shares of Common Stock; provided, however, that the first of the Common Designees shall be designated by Bryan W. Leach, so long as Mr. Leach holds at least 10% of the outstanding shares of Common Stock of the Company; provided, further, that the second of the Common Designees shall be the Company’s Chief Executive Officer or, so long as Bryan W. Leach is acting as the Company’s Chief Executive Officer and as one of the Common Designees, such other party as shall be chosen by the holder(s) of a majority of the outstanding shares of Common Stock.
(f)The “Mutual Designee” shall be mutually chosen by (x) the holder(s) of a majority of the outstanding shares of Common Stock and (y) the holders of at least two-thirds (2/3) of the voting power of the outstanding Preferred Stock (voting together as a single class on an as-converted basis).
Such approval shall take the form of a notice signed by the applicable party, or a majority-in-interest or two-thirds-in-interest, as applicable, of such group; provided, however, that if no such notice has been delivered to the Secretary of the Company within ten (10) days prior to any regular or special meeting of stockholders or five (5) days after receiving an Action by Written Consent, the Secretary of the Company shall deliver a ballot to each member of such group. Such ballot shall contain the nominee or nominees, the names of which were delivered to the Secretary prior to the mailing of the ballot by any holder of Common Stock or Preferred Stock, and shall contain instructions that each holder is to complete and return such ballot to the Secretary of the Company within five (5) days of the effective date of such notice.
4.10Current Designees.  For the purpose of this Agreement, the directors of the Company shall be deemed to include the following Designees:
(a)The Series D Preferred Designee: Byron Knight;
(b)The Series C Preferred Designee: Thomas Jermoluk;
(c)The Series B Preferred Designee: Vacant;

(d)The Series Seed and Series A Preferred Designee: Amit N. Doshi;
(e)The Common Designees: Bryan W. Leach, Thomas Lehrman; and
(f)The Mutual Designee: Larry W. Sonsini.
4.11Changes in Designees.  From time to time during the term of this Section 4, the Voting Parties who are listed parties or who hold sufficient Voting Shares to select a Designee, as applicable, pursuant to this Agreement may, in their sole discretion:
(a)notify the Company in writing of an intention to remove from the Company’s board of directors any incumbent Designee who occupies a board seat for which such Voting Parties are entitled to designate the Designee; or
(b)notify the Company in writing of an intention to select a new Designee for election to a board seat for which such Voting Parties are entitled to designate the Designee (whether to replace a prior Designee or to fill a vacancy in such board seat).
In the event of such an initiation of a removal or selection of a Designee under this section, the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate stockholders, and the Voting Parties shall vote their Voting Shares to cause: (a) the removal from the Company’s board of directors of the Designee or Designees so designated for removal; and (b) the election to the Company’s board of directors of any new Designee or Designees so designated.
4.12Drag-Along Rights. If (i) the holders of a majority of the then outstanding shares of Common Stock, voting as a class, and (ii) the holders of at least two-thirds (2/3) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, approve a Change of Control Transaction, each of the Voting Parties agrees (A) to vote all Voting Shares held by such Voting Party in favor of such Change of Control Transaction and (B) to sell or exchange all Voting Shares then held by such Voting Party pursuant to the terms and conditions of such Change of Control Transaction, subject to the following conditions:
(a)no Voting Party shall be required to make any representation, covenant or warranty in connection with the Change of Control Transaction, other than as to such Voting Party’s ownership and authority to sell, free of liens, claims and encumbrances, the shares of the Company’s capital stock proposed to be sold by such Investor;
(b)the consideration payable with respect to each share in each class or series as a result of such Change of Control Transaction is the same (except for cash payments in lieu of fractional shares) as for each other share in such class or series;
(c)each class and series of capital stock of the Company will be entitled to receive the same form of consideration (and be subject to the same indemnity and escrow provisions) as a result of such Change of Control Transaction; and
(d)the payment with respect to each share of capital stock is an amount at least equal to the amount payable in accordance with the Restated Certificate, if such Change of Control Transaction were deemed a liquidation, dissolution or winding up within the meaning of Article V, Section 3 thereof.

4.13Proxy.  Each Voting Party hereby appoints the President and Chief Executive Officer of the Company (or any individual appointed by the Company’s board of directors), with full power of substitution, as the proxy of such Voting Party solely with respect to the matters set forth in Section 4.12 above, and hereby authorizes them to represent and to vote, if and only if such Voting Party (i) fails to vote, (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, or (iii) fails to take such other actions as may be required in accordance with the terms set forth in Section 4.12 above. The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company in the Purchase Agreement, and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to the terms hereof. Each Voting Party shall not hereafter, unless and until this Agreement terminates or expires pursuant to the terms hereof, grant any other proxy or power of attorney with respect to any of the Voting Shares, deposit any of the Voting Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Voting Shares, in each case, solely with respect to any of the matters set forth herein.
4.14Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities (other than pursuant to a Change of Control Transaction) are issued on, or in exchange for, any of the Voting Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Voting Shares for purposes of this Agreement.
4.15No Liability for Election of Recommended Director.  None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the board of directors by virtue of such party’s execution of this Section 4 or by the act of such party in voting for such nominee pursuant to this Section 4.
4.16Termination of Section 4.  The agreements set forth in this Section 4 shall terminate upon the earlier of (i) the conversion of all outstanding shares of the Company’s Preferred Stock into Common Stock; (ii) a Change of Control Transaction; or (iii) the agreement of a majority-in-interest of the Holders of Common Stock and a two-thirds-in-interest of the Holders of Preferred Stock, provided, however, that Section 4.15 shall continue in full force and effect as it applies to the Voting Parties’ execution of this Section 4 and actions taken pursuant to this Section 4.
SECTION 5
INVESTOR RIGHTS
5.1Information Rights.
(a)Basic Financial Information. The Company will furnish the following reports to each Investor:
(i)As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and audited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied.
(ii)As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.
(iii)The Company will afford to each Investor and to such Investor’s accountants and counsel, reasonable access during normal business hours to all of the Company’s respective properties, books and records and written materials previously delivered to the Company’s board of directors. Each such Investor shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties. An Investor may exercise its rights under this Section 5.1(a)(iii) only for purposes reasonably related to its interests under this agreement and related agreements. The rights granted pursuant to this Section 5.1(a)(iii) may not be assigned or otherwise conveyed by any Investor or by any subsequent transferee of any such rights without the prior written consent of the Company.
5.2Confidentiality.  Anything in this Agreement to the contrary notwithstanding, no Investor by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights of Section 5 in respect of any Investor whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor. Each Investor acknowledges that the information received by it pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Securities Exchange Act of 1934, as amended, or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of its rights under this Agreement, unless the Company has made such information available to the public generally.
5.3Registration Rights.
(a)If, in connection with the Company’s sale of its equity securities following the date hereof (“Subsequent Financing”), the Company grants to the investors participating in such Subsequent Financing (“Subsequent Purchasers”) the right to cause the Company to register Company securities with the Commission under the Securities Act (“Registration Rights”), the Company shall enter into an agreement with the Investors to provide such Registration Rights to the Investors on the same terms as those granted to the Subsequent Purchasers; provided, however, that such Registration Rights shall be subject to all limitations which apply to the Registration Rights of the Subsequent Purchasers, including the ownership thresholds for recipients or transferees of Registration Rights and timing and offering size requirements which limit the exercise of such Registration Rights.

(b)If, in connection with a SPAC Transaction, the Company (or any successor entity thereto resulting from the consummation of such SPAC Transaction) grants to investors in any related “private investment in public equity” or “PIPE” offering (such investors, the “PIPE Investors”) Registration Rights, the Company shall, with respect to the securities received as consideration by an Investor in connection with a SPAC Transaction, enter into an agreement with the Investors to provide such Registration Rights to the Investors on the same terms as those granted to the PIPE Investors; provided, however, that such Registration Rights shall be subject to all limitations which apply to the Registration Rights of the PIPE Investors, including the ownership thresholds for recipients or transferees of Registration Rights and timing and offering size requirements which limit the exercise of such Registration Rights.
5.4Proprietary Information and Invention Assignment Agreements. The Company shall require all employees, consultants and advisors with access to confidential information to execute and deliver a Proprietary Information and Invention Assignment Agreement in substantially the form approved by the Company’s board of directors or a consulting agreement containing substantially similar proprietary rights assignment and confidentiality provisions, unless otherwise determined by the Company’s board of directors.
5.5D&O Insurance. The Company shall use commercially reasonable efforts to maintain, from financially sound and reputable insurers, Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the board of directors of the Company, until such time as the board of directors of the Company determines that such insurance should be discontinued. Such insurance policy shall not be cancelled by the Company without prior approval by the board of directors of the Company.
5.6[RESERVED].
5.7Termination of Section 5. The covenants set forth in this Section 5 shall terminate and be of no further force and effect at the earlier of: (i) the dissolution or winding-up of the Company, (ii) immediately prior to the Company’s Initial Public Offering or (iii) immediately prior to the effective date of a Change of Control Transaction.
SECTION 6
MISCELLANEOUS
6.1Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:
(a)if to the Stockholder or Note Holder, to the Stockholder’s or Note Holder’s address, or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof, or, until any such Stockholder so furnishes an address or electronic mail address to the Company, then to the address or electronic mail address of the last holder of the relevant shares for which the Company has contact information in its records; or
(b)if to the Company, to the attention of the Chief Executive Officer of the Company at Ibotta, Inc., 1801 California Street, #400, Denver, CO 80202, or at such other current address as the Company shall have furnished to the Stockholders, with a copy (which shall not constitute notice)

to Larry W. Sonsini, Mark Baudler and Seth Helfgott, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii)  if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Stockholder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Restated Certificate or the Company’s bylaws by (i)  electronic mail to the electronic mail address set forth in the exhibits to this Agreement (or to any other electronic mail address for the Stockholder in the Company’s records), (ii) posting on an electronic network together with separate notice to the Stockholder of such specific posting or (iii) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Stockholder. This consent may be revoked by the Stockholder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.
6.2Conflict.  In the event of any conflict between the terms of this Agreement and the Restated Certificate or the Company’s bylaws, the terms of the Restated Certificate or the Company’s bylaws, as the case may be, will control. In the event of any conflict between the terms of this Agreement and any other agreement to which a Common Holder is a party or by which such Common Holder is bound, the terms of this Agreement will control. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error. For clarity, in the event of a conflict between this Agreement and any other agreement that may have been entered into by a Common Holder with the Company that contains a preexisting right of first refusal, the Company and the Common Holder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Section 2.2 of this Agreement.
6.3Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties. The Company shall not permit the transfer of any shares of Company stock on its books or issue a new certificate representing any shares of Company stock unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement in the same capacity as the transferor of such shares and agrees to be bound by all the provisions hereof as they apply or applied to such transferor.
6.4Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

6.5Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
6.6Further Assurances.  Each party agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
6.7Entire Agreement.  This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.
6.8Not a Voting Trust.  This Agreement is not a voting trust governed by Section 218 of the Delaware General Corporation Law and should not be interpreted as such.
6.9Specific Performance.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.
6.10Stock Vesting. Unless otherwise approved by the Company’s board of directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the vesting commencement date which shall be the date of issuance or such person’s services commencement date with the Company or such other date as determined by the Company’s board of directors, and (b) seventy-five percent (75%) of such stock shall vest in equal monthly installments over the next three (3) years thereafter. Unless otherwise approved by the Company’s board of directors with respect to any shares of stock purchased by any such person, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at no more than cost any unvested shares of stock held by such person.
6.11Amendment.
(a)Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company, the holders of a majority of the outstanding shares of Common Stock held by all the Common Holders and the Holders of at least two-thirds (2/3) of the outstanding shares of Preferred Stock; provided, however, that (i) any amendment, waiver, discharge or termination of this Agreement or any term hereof that affects the Notes or Note Holders shall require the prior written consent of the Investor Majority (as such term is defined in the Purchase Agreement), and (ii) any amendment, waiver, discharge or termination of this Agreement or any term hereof that affects the Note Stockholders shall require the prior written consent of holders of a majority of the Note Shares. Notwithstanding anything herein to the contrary, Sections 1.1(x)(viii), 2.1(b)(iii), 4.9(a), 5.3(b) and the second sentence of this Section 6.11(a) may not be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and KDT.
(b)Purchasers of Notes in a closing after the Initial Closing (each as defined in the Purchase Agreement) may become parties to this Agreement, by executing a counterpart signature page to this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of the Company, any Common Holder, any Note Holder or any other Holder. If any amendment, waiver, discharge or termination operates in a manner that treats any Note Holder or Holder different from other Note Holders or Holders, the consent of such Note Holder or Holder shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Note Holder and Holder and each future holder of all such securities of a Note Holder and Holder. Each Note Holder and Holder acknowledges that by the operation of this paragraph, the Holders of at least two-thirds (2/3) of the outstanding shares of Preferred Stock will have the right and power to diminish or eliminate all rights of such Note Holder or Holder under this Agreement subject to the other provisions of this Section 6.11 (including the proviso in Section 6.11(a)). The Company shall give prompt written notice of any amendment, waiver, discharge or termination hereunder to any party hereto that did not consent in writing to such amendment, waiver, discharge or termination.
6.12No Waiver.  The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted to the parties hereunder are cumulative and will not constitute a waiver of a party’s right to assert any other legal remedy available to it.
6.13Jurisdiction and Venue.  Each of the parties hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Agreement. Each of the parties also agrees that the jurisdiction over the person of such parties and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 6.1 or in such other manner as may be lawful and that service in such manner shall constitute valid and sufficient service of process.
6.14Attorney’s Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable out-of-pocket fees and expenses of attorneys and accountants in connection with any such suit or action instituted to enforce the provisions of this Agreement.
6.15Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
6.16Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

6.17Jury Trial.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.
6.18Aggregation of Stock.  All shares of Common Stock, Note Shares and Preferred Stock held or acquired by a Voting Party and/or its affiliated entities or persons (including but not limited to (i) Affiliates and (ii)  immediate family members living in the same household, descendants or trusts, in the case of a Voting Party who is an individual) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such affiliated entities or persons may apportion such rights as among themselves in any manner they deem appropriate.
(Signature Page Follows)

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Company

Ibotta, Inc.

By:	/s/	Bryan W. Leach
Name:		Bryan W. Leach, Chief Executive
Officer
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

KDT Ibotta Holdings, LLC

By:	/s/	Byron Knight
Byron Knight, Chief Operating Officer
and Managing Director
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

James Michael Travers Trust dated February
15, 2013, James Michael Travers Trustee

By:	/s/	James Michael Travers
James Michael Travers, Trustee
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

David T. and Lynn J. Lynch

By:	/s/	David Leach
David Leach

Title:	Mr.

By:	/s/	Lynn Leach
Lynn Leach

Title:	Mrs.
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

/s/ Jeffrey A. Rosensweig
Jeffrey A. Rosensweig
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

INVESTOR

John V. H. Pierce
Print Name of Investor

/s/ John V. H. Pierce
Signature

Print Name of signatory, if signing for an entity

Print Name of signatory, if signing for an entity
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

INVESTOR

Christopher M. Cone and Karma M. Giulianelli, tenants in common
Print Name of Investor

/s/ Christopher M. Cone
Signature

Christopher M. Cone
Print Name of signatory, if signing for an entity

/s/ Tenant in Common
Print Name of signatory, if signing for an entity

/s/ Karma M. Giulianelli
Signature

Karma M. Giulianelli
Print Name of signatory, if signing for an entity

karma giulianelli
Print Title of signatory, if signing for an entity
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

INVESTOR

Robert F, McKenzie, Trustee of the Robert
F. McKenzie Revocable Trust dated
September 13, 2017, as amended

/s/ Robert McKenzie
Robert McKenzie, Trustee
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

Hamilton H. Hill POD Traci W. Hill

By:	/s/	Hamilton H. Hill
Hamilton H. Hill

Title:	Stockholder
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

WS Investment LLC (2011A)

By:	/s/	James D. Hinson
Jim Hinson, Director, WS Investment
Company
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

WS Investment LLC (2013A)

By:	/s/	James D. Hinson
Jim Hinson, Director, WS Investment
Company
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

WS Investment LLC (2015A)

By:	/s/	James D. Hinson
Jim Hinson, Director, WS Investment
Company
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

WS Investment LLC (2015C)

By:	/s/	James D. Hinson
Jim Hinson, Director, WS Investment
Company
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

WS Investment LLC (2017A)

By:	/s/	James D. Hinson
Jim Hinson, Director, WS Investment
Company
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

Bryan W. Leach Family Trust I

By:	/s/	Bryan W. Leach
Bryan W. Leach
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

INVESTOR

Sunit Patel
Print Name of Investor

/s/ Sunit Patel
Signature

Print Name of signatory, if signing for an entity

Print Title of signatory, if signing for an entity
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Clark Jermoluk FoundersFund I LLC
Print Name of Investor

/s/ Thomas Jermoluk
Signature

Thomas Jermoluk
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Partner
Print Title of signatory, if signing for an entity
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

GGV Capital VI, L.P.

By:	/s/	Hans Tung
Hans Tung, Managing Director
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

INVESTOR

Thomas D. Lehrman
Print Name of Investor

/s/ Thomas D. Lehrman
Signature

Print Name of signatory, if signing for an entity

Print Title of signatory, if signing for an entity
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

FOUR WAYS, LLC

/s/ Thomas D. Lehrman
Signature

Thomas D. Lehrman
Name

Managing Member
Title

LFP 2, LLC

/s/ Thomas D. Lehrman
Signature

Thomas D. Lehrman
Name

Managing Member
Title
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Ashley M. Heinz
Print Name of Investor

/s/ Ashley M. Heinz
Signature

Print Name of signatory, if signing for an entity

Print Title of signatory, if signing for an entity
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

HAYSTACK PARTNERS I, LP

/s/ Thomas D. Lehrman
Signature

Thomas D. Lehrman
Name

Managing Member of General Partner
Title
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

GGV Capital VI Entrepreneurs Fund L.P.

By:	/s/	Hans Tung
Hans Tung, Managing Director
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

The Sean C. Grimsley and Emily S.
Williams Trust – June 10, 2010 (Sean C.
Grimsley and Emily S. Williams, Trustees)

By:	/s/	Sean C. Grimsley
Sean C. Grimsley, Trustee

By:
Emily S. Grimsley, Trustee
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

INVESTOR

Meena Seshamani Revocable Trust July 24, 2014
Print Name of Investor

/s/ Meena Seshamani
Signature

Meena Seshamani
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Trustee
Print Name of signatory, if signing for an entity
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

Gaudiani Family Trust u/a 6/26/91

By:	/s/ Vincent A. Gaudiani
Vincent A. Gaudiani, Co-Trustee

By:	/s/ Candance P. Gaudiani
Candance P. Gaudiani, Co-Trustee
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

/s/ Bryan W. Leach
Bryan W. Leach
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

Sidney N. Herman Revocable Trust U/A
dated 12/23/2004

By:	/s/ Skip Herman
Skip Herman, Trustee
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

/s/ Luke Swanson
Luke Swanson
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

/s/ Amit N. Doshi
Amit N. Doshi
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

Harbor Spring Master Fund, LP

By:	/s/ Amit N. Doshi
Amit N. Doshi, Managing
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

/s/ Sarah Stapleton Rees
Sarah Stapleton Rees
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

/s/ Benjamin F. Stapleton III
Benjamin F. Stapleton III
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

The parties are signing this Sixth Amended and Restated Stockholders’ Agreement as of the date stated in the introductory clause.

Investor

/s/ Sarah M. Bridich
Sarah M. Bridich
Signature Page to Sixth Amended and Restated Stockholders’ Agreement

Exhibit A
Note Holders

EXHIBIT B
PRIOR INVESTORS

EXHIBIT C
COMMON HOLDERS